Exhibit 5.1


                  [Letterhead of Sonnenschein Nath & Rosenthal]


                                                     June 28, 2001

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167

         Re:      Registration Statement on Form S-8
                  Under the Securities Act of 1933

Ladies and Gentlemen:

     At your request,  we have examined the  Registration  Statement on Form S-8 being filed contemporaneously herewith by Monsanto Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of savings and investment plan obligations in the aggregate principal amount of $24,000,000 (the "Obligations") under the Monsanto Company ERISA Parity Savings and Investment Plan (the "Plan").

     We have examined the Plan and the corporate actions taken by the Company in connection with its adoption of the Plan and have assumed that the Obligations will be paid for by the Company in accordance with the terms of the Plan and the resolutions authorizing their issue.

     In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that the Obligations have been duly and validly authorized and, when issued in accordance with the terms of the Plan, will be binding obligations of the Company, entitling the respective holders thereof to the benefits of the Plan.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    SONNENSCHEIN NATH & ROSENTHAL


                                    By:  /s/Ira I. Roxland
                                       -----------------------------------------
                                           A Member of the Firm